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                                                                     Exhibit 4.2


                             Globe Holdings, Inc.
                          49,086 Units Consisting of
                                  $49,086,000
                      14% Senior Discount Notes due 2009
                        and Warrants to Purchase Shares
                                of Common Stock

                              PURCHASE AGREEMENT


                                                                   July 31, 1998



BANCAMERICA ROBERTSON STEPHENS
231 South LaSalle Street, 17th Floor
Chicago, Illinois  60697


Ladies and Gentlemen:

          Globe Holdings, Inc., a Massachusetts corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

          1. The Units. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser 49,086 Units (the "Units") consisting of an aggregate of $49,086,000 principal amount at maturity of its 14% Senior Discount Notes due 2009 (the "Notes") and Common Stock Purchase Warrants (the "Warrants") initially entitling the holders thereof to purchase an aggregate of 69,481 shares of the Company's Class A Common Stock $.01 par value per share (the "Common Stock"). The Units are to be issued under a Unit Agreement (the "Unit Agreement") to be dated as of August 6, 1998 between the Company and Norwest Bank Minnesota, National Association, as unit agent (in such capacity, the "Unit Agent"), as trustee under the Indenture (as defined below) and as warrant agent under the Warrant Agreement (as defined below).
The Notes are to be issued under an indenture (the "Indenture") to be dated as of August 6, 1998, by and between the Company and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee"). The Warrants are to be governed by a Warrant Agreement (the "Warrant Agreement") to be dated as of August 6, 1998 between the Company and Norwest Bank Minnesota, National Association, as warrant agent (in such capacity, the "Warrant Agent"). Shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "Warrant Shares." The Units, the Notes, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities."


          The Units will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

          In connection with the sale of the Units, the Company will prepare a final offering memorandum dated July 30, 1998 (the "Final Memorandum"), setting forth or including a description of the terms of the Units, the terms of the offering of the Units, a description of the Company and the Company's subsidiaries listed in Schedule 1 attached hereto (the "Subsidiaries") and any material developments relating to the Company and the Subsidiaries occurring after the date of the most recent historical financial statements included therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Final Memorandum.

          The Initial Purchaser and its direct and indirect transferees of the Units and the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in order to register the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act.

          Holders of the Warrants will have the registration rights set forth in the Warrant Agreement. The Warrants issued to the Initial Purchasers as part of the Units will, when executed and exercised in accordance with the terms thereof, entitle the holders thereof to purchase 3% of the Company's outstanding Common Stock on a fully-diluted basis as of the Closing Date (as defined in Section 3 below).

          2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Initial Purchaser on the date hereof that:

          (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

          (b) The Company has the authorized capitalization set forth in the Final Memorandum. The Subsidiaries are the only subsidiaries of the Company (as the term "subsidiary" is defined in the Final Memorandum); all of the outstanding Equity Interests (as defined below) of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; as of the Closing Date, the Company will own of record all of the outstanding Equity Interests of Globe Manufacturing; as of the Closing Date, all of the outstanding Equity Interests of each of the Company and the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on voting or transferability (other than those imposed by the Senior Credit Facility (as defined in the Final Memorandum) or by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions and other than those permitted under the Indenture); except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase from the Company or the Subsidiaries, (ii) agreements or other obligations of the Company or the Subsidiaries to issue or
(iii) other rights to convert any obligation into, or exchange any securities for, Equity Interests in the Company or the Subsidiaries outstanding. As used herein "Equity Interest" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such person.

          (c) Each of the Company and the Subsidiaries has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not (i) have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, or (ii) materially impair the ability of the Company or the Subsidiaries to perform their respective obligations contemplated by the Transaction Documents (as defined below) to which they are a party and the transactions contemplated to be performed by them described in the Final Memorandum (any such event, a "Material Adverse Effect"). This Agreement, the Unit Agreement, the Indenture, the Notes, the Exchange Notes (as defined in the Registration Rights Agreement), the Private Exchange Notes (as defined in the Registration Rights Agreement), the Warrant Agreement and the Warrants are referred to herein collectively as the "Transaction Documents."

          (d) The Company has all requisite power and authority to execute, deliver and perform each of its obligations under the Transaction Documents. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

          (e) The Company has all requisite power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

          (f) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. When executed and delivered by the Company (assuming the due authorization, execution and delivery by each other party thereto) each of this Agreement and the Registration Rights Agreement will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding relating thereto may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

          (g) The Company has all requisite power and authority to perform its obligations under the Unit Agreement. The Unit Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Unit Agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

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          (h)  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

          (i) The Warrants have been duly and validly authorized for issuance and sale pursuant to this Agreement and the issuance of the Warrants will not trigger any pre-emptive, anti-dilution or similar rights. The Warrants are exercisable into Warrant Shares in accordance with the terms of the Warrant Agreement. The Warrant Shares have been duly and validly authorized by the Company and reserved for issuance upon exercise of the Warrants and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. The issuance of the Warrant Shares will not trigger any anti-dilution, pre-emptive or similar rights. The Warrants and the Warrant Shares when issued and delivered, will conform in all material respects to the description thereof in the Final Memorandum.

          (j) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance by the Company of its obligations under the Transaction Documents or the consummation by the Company of the transactions contemplated thereby or hereby, except such as shall have been made or obtained prior to the Closing Date, such as may be required in connection with the registration of the Notes, Exchange Notes or the Warrant Shares under the Securities Act in accordance with the Registration Rights Agreement or the Warrant Agreement, such as may be required under state securities or "Blue Sky" laws, such as may be required for qualification of the Indenture under the TIA and such that the failure to obtain would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational documents), (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, distributor agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (k) The issuance, sale and delivery of the Units and the execution, delivery and performance by the Company of each of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby and hereby, and the fulfillment of the terms thereof or hereof, will not conflict with or constitute or result in a breach of or a default under or an event which with notice or passage of time or both would constitute a default under or violation of or cause an acceleration of any material obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of the Company with respect to (i) any of the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational documents) of any of the Company or the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to any of the Company or the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (l) The historical consolidated financial statements (including the related notes thereto) of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein. The financial data in the Final Memorandum under the headings "Offering Memorandum Summary - Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" present fairly in all material respects the information purported to be shown therein and have been prepared and compiled on a basis consistent with the financial statements included therein, except as otherwise stated therein. Ernst & Young LLP (the "Independent Accountants") is an independent public accounting firm with respect to the Company within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder, as of the dates of above-referenced financial statements.

          (m) The pro forma financial information included in the Final Memorandum (i) has been properly computed on the bases described therein and the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and (ii) presents fairly, in all material respects, the information purported to be shown therein.

          (n) Except as described in the Final Memorandum, there is not pending or, to the knowledge of the Company or any Subsidiary, threatened any action, suit or proceeding to which the Company, any Subsidiary or any of their respective affiliates is a party, or to which the property or assets of the Company, any Subsidiary or their respective affiliates are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units to be sold hereunder or the consummation of the other transactions on the Closing Date contemplated by the Transaction Documents or otherwise described in the Final Memorandum. Neither the Company nor any Subsidiary has received any notice or claim of any default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of their respective Contracts, including those referred to in the Final Memorandum, or any other Transaction Document to which it is a party or has knowledge of any breach of any of such Contracts by the other party or parties thereto, except such defaults or breaches as would not reasonably be expected to result in a Material Adverse Effect.

          (o) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, individually or in the aggregate, would have a Material Adverse Effect.

          (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein or as contemplated by the Transaction Documents or the Merger Agreement, (i) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has purchased any of its outstanding Equity Interests, or declared, paid or otherwise made any dividend or distribution of any kind on its Equity Interests and (iii) there has not been any change in the long term indebtedness of the Company or any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect. Since the respective dates as of which information is given in the Final Memorandum, except as described therein, there has been no occurrence or any fact or event known to the Company which has had, or would reasonably be expected to have, a Material Adverse Effect.

          (q) Each of the Company and the Subsidiaries has filed all necessary federal, state

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and foreign income and franchise tax returns required to be filed through the date hereof except where the failure to so file such returns, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon prior to the date upon which penalties attach thereto, except for taxes which the Company or any Subsidiary is contesting in good faith for which adequate reserves have been established; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (r) The statements set forth under the heading "Description of Capital Stock" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the articles of incorporation of the Company provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Description of the Warrants" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Warrant Agreement, the Warrant Registration Rights Agreement and the Warrants provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Description of the Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Description of Senior Credit Facility" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Senior Credit Facility provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Certain Relationships and Related Transactions" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Recapitalization, the Merger Agreement, the Management Agreement, the Stockholders Agreement, the Registration Agreement and the Tax Sharing Agreement (each as defined in the Final Memorandum), provide a fair summary of such provisions and information with respect thereto; the statements set forth under the subheading "Recapitalization" under the heading "Certain Relationships and Related Transactions" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Recapitalization (as defined in the Final Memorandum), provide a fair summary of such provisions and information with respect thereto.

          (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

          (t) No part of the proceeds of the sale of the Notes will be used, directly or indirectly, for any purpose that violates any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (u) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and owns all personal property described in the Final Memorandum as being owned by it and holds a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, in each case, free and clear of all liens, charges, encumbrances or restrictions, except (i) liens, encumbrances and claims securing the Senior Credit Facility or otherwise permitted under the Indenture, (ii) as described in the Final Memorandum or (iii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or the Subsidiary, as the case may be, and, to the Company's knowledge, are valid and enforceable against the other party or parties thereto (in each case, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought) and are in full force and effect with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (v) Except as described in the Final Memorandum or as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below),
(B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, proceeding, written notice or demand letter or request for information pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary under any Environmental Law, (D) no lien, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or any Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous substances as defined by CERCLA, including, without limitation, petroleum, crude oil or any fraction thereof (collectively, "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) and
(ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Company or the Subsidiaries which is pending or, to the knowledge of the Company or any Subsidiary, threatened, which would reasonably be expected to have a Material Adverse Effect. No employees of the Company or any Subsidiary are covered by a collective bargaining agreement nor is any union organizing effort or campaign pending or, to the knowledge of the Company or any Subsidiary, threatened with respect to any such employees.

          (x) Each of the Company and the Subsidiaries maintains insurance in such amounts and covering such risks as are reasonable and customary given the nature of their respective businesses and the value of their properties.

          (y) None of the Company or the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (as defined in Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (z) Each of the Company and the Subsidiaries (i) makes and keeps reasonably accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorizations and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action has been taken with respect to any differences.

          (aa) None of the Company or any Subsidiary is or will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (bb) None of the Company or any Subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes 1985, as amended, and all regulations promulgated thereunder.

          (cc) No condition, omission, event or act has occurred with respect to the Company or any Subsidiary which, had the Indenture already been executed and delivered, would (or, with the giving of notice and/or the lapse of time and/or the issuance of a certificate, could) constitute a Default (as defined in the Indenture).

          (dd) Other than holders of the Notes or the Exchange Notes pursuant to the Registration Rights Agreement and holders of the Warrants pursuant to the Warrant Agreement, no holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement or the Warrant Agreement other than as expressly permitted thereby.

          (ee) Immediately after the consummation of the transactions contemplated by this Agreement (including the Related Transactions (as defined below)), the fair value and present fair saleable value of the assets of the Company (on a consolidated and going concern basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) is not, nor will the Company (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the Related Transactions (as defined below)), (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, or (b) unable to pay its debts (contingent or otherwise) as they mature.

          (ff) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 8 hereof and their compliance with the agreements set forth therein, none of the Company, any Subsidiary or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any authorized agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the Units, the Notes or the Warrant Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act.

          (gg) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof and its compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Units, the Notes, the Warrants or the

Warrant Shares under the Securities Act or to qualify the Indenture under the TIA.

          (hh) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Securities Act) as the Units, the Notes, the Warrants or the Warrant Shares and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a United States automated inter-dealer quotation system.

          (ii) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Units, the Notes or the Warrants in violation of Regulation M under the Exchange Act.

          3. Purchase, Sale and Delivery of the Units. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, 49,086 Units at a purchase price of $500.39705 per Unit (the "Unit Purchase Price"), or an aggregate purchase price of $24,562,490 (the "Purchase Price"). The Company and the Initial Purchaser agree that, for federal income tax purposes, (i) the Notes and the Warrants constitute investment units and (ii) the aggregate issuance price of the Units is $509.31, with the aggregate issue price of the Notes being $496.72 and the aggregate issue price of the Warrants being $12.59. Neither the Company nor the Initial Purchaser shall voluntarily take any action inconsistent with the agreement set forth in the immediately preceding sentence, except that, with respect to clause
(ii) thereof, any such party may, after notice to the other party, compromise or settle any audit or review of such treatment initiated by the Internal Revenue Service.

          One or more certificates in definitive form for the Units that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least thirty-six (36) hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser on the Closing Date, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Units will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company or its designated custodian. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date shall be the date for payment of funds and delivery of securities for all the Units sold pursuant to the offering of the Units. Such delivery of and payment for the Units shall be made at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, at 10:00 A.M., Chicago time, on August 5, 1998, or at such other place, time or date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Units available for checking and packaging by the Initial Purchaser at the offices of Winston & Strawn in Chicago, Illinois, or at such other place as the Initial Purchaser may designate, at least twenty-four (24) hours prior to the Closing Date.

          The Company hereby agrees to pay any transfer taxes payable in connection with the initial delivery to the Initial Purchaser of the Notes.

          4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Units at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

          5. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall have objected to by notice to the Company, unless the Company is advised by counsel that such amendment or supplement is legally required. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

          (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Units for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Units; provided, however, that in connection herewith, the Company shall not be required to qualify as a foreign entity or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject or qualified.

          (c) If, at any time prior to the completion of the resale by the Initial Purchaser of the Units, any event occurs or information becomes known as a result of which, in the reasonable opinion of counsel for the Company, the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and at the time made, not misleading, or if for any other reason it is necessary, in the reasonable opinion of counsel for the Company, at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) For and during the period commencing on the date hereof and ending on the date that no Units, Notes or Warrants are outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Unit Agent, the Trustee, the Warrant Agent or the holders of the Units, the Notes, the Exchange Notes or the Warrants and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange or governing body of any automated quotation system on which any class of securities of the Company may be listed.

          (f) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they are available to the Company, a copy of any unaudited interim financial statements of the Company and the Subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (g) None of the Company, the Subsidiaries or any of their respective affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Units in a manner which would require the registration under the Securities Act of any of the Securities.

          (h) None of the Company or the Subsidiaries shall, for a period of 120 days following the date hereof, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities of the Company or the Subsidiaries, other than the Notes, the Exchange Notes, the Private Exchange Notes, and debt securities evidencing indebtedness under the Senior Credit Facility, indebtedness otherwise permitted under the Senior Credit Facility, indebtedness of Globe Manufacturing pursuant to the Senior Subordinated Note Offering (as defined in the Final Memorandum) or indebtedness under a loan or similar agreement entered into between the Company or Globe Manufacturing and banks or banking or other financial institutions or otherwise relating to receivables or inventory financings entered into by the Company or Globe Manufacturing.

          (i) Prior to the effectiveness of the Exchange Registration Statement (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement), as the case may be, and thereafter only to the extent contemplated by such registration statements, none of the Company or its affiliates will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (j) For so long as any of the Units, the Notes or the Warrants remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will make available, upon request, to any holder of such securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its reasonable best efforts to (i) permit the Units, the Notes and the Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages Market (the "Portal Market") and
(ii) permit such securities to be eligible for clearance and settlement through The Depository Trust Company and its participants.

          6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Units, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and expenses of counsel for the Initial Purchaser relating thereto, (vi) reasonable fees and expenses of the Unit Agent, the Trustee and the Warrant Agent including reasonable fees and expenses of counsel thereto,
(vii) all expenses and listing fees incurred in connection with the application for quotation of the Units, the Notes and the Warrants on the PORTAL Market and
(viii) any fees charged by investment rating agencies for the rating of the Notes; provided, however, that except as expressly provided in the last sentence of this Section 6, the Initial Purchaser shall pay its own costs and expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to
Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including reasonable fees and expenses of Winston & Strawn, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Units.

          7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a)  On the Closing Date, the Initial Purchaser shall have received
(i) an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Hale & Dorr, special counsel for the Company, in form and substance satisfactory to the Initial Purchaser, and (ii) an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Maynard, Cooper and Gale P.C., special counsel for Globe Manufacturing, in form and substance satisfactory to the Initial Purchaser.

          (b) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Kirkland & Ellis, counsel for the Company, in form and substance satisfactory to the Initial Purchaser. In addition, the Initial Purchaser shall have received a letter or letters permitting it to rely on any opinions rendered by counsel to MergerCo, the Company and Globe Manufacturing in connection with the Transactions.

          (c) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Winston & Strawn, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Winston & Strawn shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (d) The Initial Purchaser shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

          (e) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

          (f) The sale of the Units hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company or the Subsidiaries shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or any Subsidiary shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (h) The Initial Purchaser shall have received a certificate of the Company, dated the Closing Date, signed by its Chairman of the Board, President or any Vice President and the Chief Financial Officer (in their respective capacities as such), to the effect that:

               (i) The representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

               (iii) The sale of the Units hereunder shall not have been enjoined (temporarily or permanently); and

               (iv) The Related Transactions have been consummated. As used herein, "Related Transactions" means (i) the Recapitalization of the Company (as defined in the Final Memorandum) pursuant to the Merger Agreement (as defined below), (ii) the Merger (as defined in the Final Memorandum), (iii) the CHS Loan, (iv) the repayment of the CHS Loan by the Company with the net proceeds of the offering of the Units, (v) the Asset Drop Down (as defined in the Final Memorandum), (vi) the consummation of the Senior Credit Facility and the initial borrowing by Globe Manufacturing of approximately $120 million thereunder, (vii) the repayment of all outstanding obligations under the Old Credit Facility (as defined in the Final Memorandum) and the release of all liens on property of the Company granted in connection therewith and (viii) the other transactions contemplated by the Merger Agreement. As used herein, the Merger Agreement means the Agreement and Plan of Merger dated June 23, 1998, by and between the Company and Globe Acquisition Company, a newly formed affiliate of Code Hennessy & Simmons III, L.P., as amended through the date hereof.

          (i)  On the Closing Date, the Initial Purchaser shall have received
(x) the Registration Rights Agreement executed by the Company, (y) the Unit Agreement executed by the Company and the Unit Agent, the Trustee and the Warrant Agent and (z) the Warrant Agreement executed by the Company and the Warrant Agent and each such agreement shall be in full force and effect at all times from and after the Closing Date except as otherwise terminated in accordance with its terms.

          (j) The conditions to the obligations of MergerCo under the Merger Agreement shall have been satisfied in all material respects, and the Merger shall have been consummated in accordance with the terms of the Merger Agreement and as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof).

          (k) The Related Transactions shall have been consummated, and counsel to the Initial Purchaser shall have received such documents relating thereto and other evidence thereof as they may request in form and substance reasonably satisfactory to such counsel.

          (l) On the Closing Date, the Initial Purchaser shall have received certified copies of the Tax Sharing Agreement, the Management Agreement, the Registration Agreement, the Merger Agreement, the Senior Credit Facility and the agreement effecting the Asset Drop Down, each executed by the Company and/or the other signatories thereto and in form and substance reasonably satisfactory to the Initial Purchaser.

          (m) On the Closing Date, the Initial Purchaser shall have received the opinion dated as of the Closing Date and addressed to the Initial Purchaser of Valuation Research Corporation, regarding the solvency of the Company after giving effect to the Transactions (including the offering of the Units contemplated by the Final Memorandum), together with copies of all officers' certificates and other documents referred to therein, and such opinion and other documents shall be in form and substance reasonably satisfactory to the Initial Purchaser.

          (n) On the Closing Date, the Initial Purchaser shall have received evidence, in form and substance satisfactory to the Initial Purchaser, of the repayment in full of the CHS Loan.

          On or before the Closing Date, the Initial Purchaser and counsel for the Initial

Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

          8. Offering of Notes; Restrictions on Transfer. The Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Units by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Units only from, and has offered or sold and will offer, sell or deliver, the Units only to (A) in the case of offers inside the United States,
(x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Units, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons, in each case, in compliance with Regulation S under the Securities Act ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Units such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

          9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum or any amendment or supplement thereto or any application, or any amendment or supplement thereto, prepared or executed by the Company or any Subsidiary or based upon written information furnished by or on behalf of the Company or any Subsidiary filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

               (ii) the omission or alleged omission to state, in the Final Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, and will reimburse, promptly after demand, the Initial Purchaser and each such controlling person for any reasonable legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of such claim or action effected without its consent, which shall not be unreasonably withheld.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, representatives, affiliates and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, representative, affiliate, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Final Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by or on behalf of such Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, promptly after demand, any reasonable legal or other expenses reasonably incurred by the Company or any such director, officer, employee, representative, affiliate, agent or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchaser on the other hand, bear to the total gross proceeds from the sale of the Units. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director, officer, employee, representative, affiliate and agent of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and directors and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect until termination of this Agreement, except as set forth in the following sentence, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Units. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if on and after the date hereof and at or prior to the Closing Date:

               (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or could be reasonably likely to have a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading in securities generally on the New York Stock Exchange, on the American Stock Exchange or in the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Units as contemplated by the Final Memorandum; or

               (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12. Information Supplied by the Initial Purchaser. The statements set forth (i) in the last paragraph on the front cover page of the Final Memorandum, (ii) in the first paragraph on page i of the Final Memorandum and
(iii) in the third, fourth and sixth paragraphs and in the second sentence of the fifth paragraph under the heading "Plan of Distribution" of the Final Memorandum constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

          13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to (i) BancAmerica Robertson Stephens, 231 S. LaSalle Street, 17th Floor, Chicago, Illinois 60697, Attention: Thomas J. McGrath, with a copy to Winston & Strawn, 35 W. Wacker, Chicago, Illinois 60601, Attention: Steven J. Gavin; if sent to the Company, shall be mailed or delivered to 456 Bedford Street, Fall River, Massachusetts 02720, Attention: Chief Financial Officer; with a copy to Code, Hennessy & Simmons LLC, 10 South Wacker Drive, Chicago, Illinois 60606,
Attention: Peter M. Gotsch, and to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Laurie T. Gunther.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors, officers, employees, representatives, affiliates and agents and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of the Units from the Initial Purchaser will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17. Effective Date. This Agreement shall be deemed effective as of July 30, 1998.

                            [Signature pages follow]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                       Very truly yours,

                                       GLOBE HOLDINGS, INC.


                                       By    /s/ Lawrence R. Walsh
                                          ---------------------------
                                          Name:  Lawrence R. Walsh
                                          Title: Vice President, Finance and
                                                 Administration Treasurer and
                                                 Assistant Clerk




The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.


BANCAMERICA ROBERTSON STEPHENS



By:     /s/ Thomas J. McGrath
    ------------------------------
    Title: Managing Director

                                                                      Schedule 1



                          Subsidiaries of the Company


                                                                 Jurisdiction of
Name                                                              Incorporation
-----------------------------------------------------------      ---------------
Globe Manufacturing Corp.                                            Alabama

Globe Manufacturing FSC Ltd.                                         Barbados

                                   Exhibit A

                     Form of Registration Rights Agreement